UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

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Microvast Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-38826 (Commission File number)	83-2530757 (IRS Employer Identification No.)
12603 Southwest Freeway, Suite 300 Stafford, Texas 77477 (Address of Principal Executive Offices, including Zip Code)

(281) 491-9505
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2024 (the “Transition Date”), Microvast Holdings, Inc. (the “Company”) and Mr. Craig Webster, Chief Financial Officer, agreed that, effective as of the Transition Date, Mr. Webster would cease to be the Company’s Chief Financial Officer and would transition to the non-executive role of Special Advisor to the Company’s Chief Executive Officer. Mr. Webster’s transition from the Chief Financial Officer role is not related to any disagreement with the Company’s accounting, operating policies or practices.

In connection with Mr. Webster’s transition, the Company and Mr. Webster entered into a transition services agreement on April 10, 2024 (the “Webster Agreement”), pursuant to which Mr. Webster will provide transition and advisory services as an employee of the Company as may be reasonably requested by the Company’s Chief Executive Officer or the Company’s Board of Directors. Mr. Webster will provide transition services from the Transition Date through April 10, 2025 (the “Separation Date”), unless terminated earlier as permitted in the Webster Agreement or extended upon the mutual agreement of the Company and Mr. Webster. In exchange for Mr. Webster’s transition services, Mr. Webster will receive (i) a monthly salary equal to $16,666.67, payable in accordance with the Company’s ordinary payroll practices, (ii) a lump-sum payment equal to $48,000, payable on the first payroll period that occurs following the Transition Date and (iii) a prorated payment from the Company’s short-term incentive program for 2024 (the “2024 STIP”) consistent with the actual payments made to the Company’s executive officers following certification of the performance goals for the 2024 STIP, payable in a lump-sum at the time such payments are made to the Company’s executive officers. Mr. Webster will remain entitled to participate in certain benefit plans and programs of the Company until the Separation Date.

Pursuant to the Webster Agreement, all restricted stock units (“RSUs”), performance stock units (“PSUs”) and stock options held by Mr. Webster as of the Transition Date will vest in full immediately following the Separation Date and such vested stock options will be remain exercisable until the earlier of (i) ninety (90) days following the end of the transition period or (ii) the expiration date of the stock options; provided, that all RSUs and PSUs that are vested in accordance with the Webster Agreement will be settled as soon as reasonably practicable following the Separation Date and subject to Mr. Webster’s execution and non-revocation of a release of claims against the Company.

The foregoing summary of the terms and conditions of the Webster Agreement is qualified in its entirety by reference to the full text of the Webster Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Transition Services Agreement by and between Microvast Holdings, Inc. and Craig Webster, dated April 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROVAST HOLDINGS, INC.

Date: April 12, 2024	By:	/s/ Wu Yang
Name: Wu Yang
Title: Chief Executive Officer